Exhibit 99.1

Viking Therapeutics Announces Positive Top-Line Results from Phase 2 VENTURE-Oral Dosing Trial of VK2735 Tablet Formulation in Patients with Obesity

Study Achieves Primary and Secondary Endpoints, Demonstrating Statistically Significant Reductions in Body Weight with Once-Daily VK2735 Dosing as Compared to Placebo

Up to 12.2% (26.6 lbs) Mean Weight Loss Observed After 13 Weeks of VK2735 Treatment Compared with 1.3% (2.9 lbs) for Placebo

Exploratory Assessment of Low Dose Maintenance Treatment Demonstrates Positive Proof of Concept

VK2735 Shown to be Safe and Well-Tolerated in 13-Week Study; 99% of GI-specific Treatment Emergent Adverse Events Considered Mild or Moderate

Conference Call Scheduled for 8:00 a.m. ET Today

SAN DIEGO, CA – August 19, 2025 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced positive top-line results from the company’s Phase 2 clinical trial of the oral tablet formulation of VK2735, the company’s dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors. VK2735 is being developed in both oral and subcutaneous formulations for the potential treatment of various metabolic disorders such as obesity. The Phase 2 VENTURE-Oral Dosing trial successfully achieved its primary and secondary endpoints, with patients receiving VK2735 demonstrating statistically significant reductions in body weight compared with placebo. Additionally, the study showed VK2735 treatment to be safe and well-tolerated through 13 weeks of daily dosing with the majority of treatment emergent adverse events (TEAEs) being categorized as mild or moderate.

Top-line study results include:

Body Weight Reductions

Participants receiving once daily doses of the oral tablet formulation of VK2735 demonstrated statistically significant reductions in mean body weight after 13 weeks, ranging up to 12.2% from baseline. Participants receiving VK2735 also demonstrated statistically significant reductions in mean body weight relative to placebo, ranging up to 10.9%. Reductions in body weight were progressive at all doses through the course of the study, with no plateau observed for weight loss at 13 weeks. Statistically significant differences compared to both baseline and placebo were observed for all doses >15 mg starting at Week 1 and continuing throughout the 13-week treatment period. All doses of VK2735 >15 mg also demonstrated statistically significant differences relative to placebo on the key secondary endpoint assessing the proportion of subjects demonstrating at least 5% and 10% weight loss. Up to 97% of subjects in the VK2735 treatment groups achieved ≥5% weight loss, compared with 10% for placebo, and up to 80% of subjects in VK2735 treatment groups achieved ≥10% weight loss, compared with 5% for placebo.

Observed Change in Body Weight Following 13 Weeks of Once-Daily Dosing with the Oral Tablet Formulation of VK2735

Dose Level[1,2]	Placebo (n=40)	VK2735 15 mg (n=40)	VK2735 30 mg (n=40)	VK2735 60 mg (n=38)	VK2735 90 mg (n=39)	VK2735 120 mg (n=39)
Mean baseline body weight (kg)[3]	105.2 kg	99.0 kg	102.9 kg	102.8 kg	103.4 kg	101.9 kg
Mean change from baseline body weight[4,5]	-1.3 kg	-2.2 kg	-7.1 kg	-8.8 kg	-11.5 kg	-12.1 kg
Mean percent change from baseline[4,5]	-1.3%	-2.3%	-7.0%	-8.7%	-11.1%	-12.2%
p-value vs. baseline[5]	-	0.0057	<0.0001	<0.0001	<0.0001	<0.0001
Placebo-adjusted mean percent change from baseline[4,5]	-	-1.0%	-5.7%	-7.4%	-9.8%	-10.9%
p-value vs. placebo[5]	-	-	<0.0001	<0.0001	<0.0001	<0.0001
Percent reporting ≥ 10% weight loss	5%	8%	35%	40%	59%	80%
p-value vs. placebo[6]	-	-	<0.01	0.0017	< 0.0001	<0.0001

Notes: 1) Efficacy population, includes all randomized patients who received at least one dose of study drug and had a valid baseline and post-baseline body weight assessment. 2) Participants treated with VK2735 were titrated to final doses as indicated: 15 mg cohort = 15 mg x 13 weeks; 30 mg cohort = 30 mg x 13 weeks; 60 mg cohort = 30 mg x 2 weeks, 60 mg x 11 weeks; 90 mg cohort = 30 mg x 2 weeks, 60 mg x 2 weeks, 90 mg x 9 weeks; 120 mg cohort = 30 mg x 2 weeks, 60 mg x 2 weeks, 90 mg x 2 weeks, 120 mg x 7 weeks. 3) All enrolled participants were required to have baseline BMI ≥30 kg/m2 or BMI≥27 kg/m2 with at least one weight-related comorbid condition. 4) Least squares mean. 5) Two-sided t-test using mixed model for repeated measures. 6) Logistic regression model with treatment as factor and baseline weight as covariate.

Safety and Tolerability

The oral tablet formulation of VK2735 demonstrated encouraging safety and tolerability following 13 weeks of once-daily dosing. Discontinuation rates due to adverse events in the VENTURE-Oral Dosing study were low and well-balanced among subjects treated with VK2735 compared with placebo. During the study 13% of participants receiving placebo discontinued treatment due to an adverse event, compared with 20% of participants receiving VK2735 treatment. The most common reasons for treatment discontinuation were gastrointestinal (GI)-related adverse events. Overall treatment discontinuation rates were 18% among placebo subjects compared with 28% among VK2735 subjects.

Among subjects receiving VK2735, the majority (98%) of reported drug-related treatment-emergent adverse events (TEAEs) were categorized as mild or moderate in severity. The majority (99%) of TEAEs that were GI in nature were also reported as mild or moderate. Nausea was reported among 58% of participants receiving VK2735 compared with 48% for placebo. Among subjects receiving VK2735, the majority (99%) of reported nausea was characterized as mild or moderate. Vomiting was reported in 26% of VK2735-treated subjects compared with 10% among subjects receiving placebo. GI-related adverse events were generally observed early in treatment, with decreasing frequency upon repeat dosing. Across the combined study arms, the weekly rates of nausea or vomiting did not exceed 5% at any point after the third week of treatment.

Discontinuation Rates and Common Gastrointestinal TEAEs Following 13 Weeks of Once-Daily Dosing with the Oral Tablet Formulation of VK2735

Dose Level[1,2]	Placebo (n=40)	VK2735 15 mg (n=40)	VK2735 30 mg (n=40)	VK2735 60 mg (n=40)	VK2735 90 mg (n=40)	VK2735 120 mg (n=40)
Treatment emergent adverse events (TEAEs)	34 (85%)	35 (88%)	33 (83%)	33 (83%)	37 (93%)	36 (90%)
Discontinued treatment early	7 (18%)	8 (20%)	8 (20%)	11 (28%)	10 (25%)	15 (38%)
Discontinued study early	2 (5%)	4 (10%)	5 (13%)	5 (13%)	3 (8%)	5 (13%)
Common Drug-Related GI AEs, # of Subjects reporting, (%)
Nausea
Mild Moderate Severe	16 (40%) 3 (8%) 0 (0%)	12 (30%) 2 (5%) 0 (0%)	15 (38%) 7 (18%) 0 (0%)	13 (33%) 8 (20%) 0 (0%)	22 (55%) 7 (18%) 0 (0%)	15 (38%) 7 (18%) 2 (5%)
Vomiting	4 (10%)	2 (5%)	6 (15%)	8 (20%)	14 (35%)	14 (35%)
Diarrhea	5 (13%)	2 (5%)	3 (8%)	6 (15%)	6 (15%)	10 (25%)
Constipation	9 (23%)	9 (23%)	8 (20%)	12 (30%)	17 (43%)	11 (28%)
Abdominal pain	1 (3%)	1 (3%)	2 (5%)	1 (3%)	1 (3%)	2 (5%)

Notes: 1) Safety population, includes all randomized subjects who received at least one dose of study drug. 2) Patients treated with VK2735 were titrated to final doses as indicated: 15 mg cohort = 15 mg x 13 weeks; 30 mg cohort = 30 mg x 13 weeks; 60 mg cohort = 30 mg x 2 weeks, 60 mg x 11 weeks; 90 mg cohort = 30 mg x 2 weeks, 60 mg x 2 weeks, 90 mg x 9 weeks; 120 mg cohort = 30 mg x 2 weeks, 60 mg x 2 weeks, 90 mg x 2 weeks, 120 mg x 7 weeks.

The VENTURE-Oral Dosing study included an exploratory dosing cohort designed to assess weight loss maintenance. In this treatment group, participants were rapidly titrated to 90 mg daily doses. After 4 weeks of daily dosing at 90 mg, participants were down-titrated to 30 mg daily doses and maintained at 30 mg daily for 7 weeks. Weight loss in this treatment group was shown to be rapid and progressive through the 90 mg treatment period and was maintained following the transition to 30 mg daily doses. The observed results suggest that effective weight maintenance may also be achieved at doses <30 mg.

Change in Body Weight Following Transition From 90 mg Daily to 30 mg Daily

Dose Level[1,2]	Baseline 102.8 kg3	Week 3 90 mg	Week 6 90 mg4	Week 9 30 mg	Week 13 30 mg

Mean change from baseline body weight[5,6]	-	-5.2 kg	-8.1 kg	-8.8 kg	-9.1kg
Mean percent change from baseline[5,6]	-	-5.1%	-8.1%	-8.8%	-9.2%
Placebo-adjusted mean percent change from baseline[5,6]	-	-4.3%	-6.7%	-7.6%	-7.9%
p-value vs. placebo[6]	-	<0.0001	<0.0001	<0.0001	<0.0001

Notes: 1) Efficacy population (n=39), includes all randomized participants who received at least one dose of study drug and had a valid baseline and post-baseline body weight assessment. 2) Participants were titrated as indicated: 30 mg x 1 week, 60 mg x 1 week, 90 mg x 4 weeks, 30 mg x 7 weeks. 3) All enrolled patients were required to have baseline BMI ≥30 kg/m2 or BMI ≥27 kg/m2 with at least one weight-related comorbid condition. 4) Transition to 30 mg occurred following completion of Week 6 dosing. 5) Least squares mean. 6) Two-sided t-test using mixed model for repeated measures.

“We are excited to report the top-line Phase 2 study results for the once-daily oral tablet of VK2735,” said Brian Lian, Ph.D., chief executive officer of Viking. “As in prior studies we observed a clear dose response and impressive weight loss across the 13-week treatment period. The progressive nature of the weight loss curves suggests the potential for further improvement with longer dosing periods. The experimental maintenance arm of this study provides an encouraging signal that supports our belief that transitioning patients from higher doses, injectable or oral, to low oral doses represents a promising approach to weight maintenance therapy. We look forward to exploring this further in an upcoming maintenance dosing study.”

The Phase 2 VENTURE-Oral Dosing Trial was a randomized, double-blind, placebo-controlled multicenter study designed to evaluate the safety, tolerability, pharmacokinetics and weight loss efficacy of VK2735 dosed as an oral tablet once daily for 13 weeks. The trial enrolled 280 adults who are obese (BMI ≥30 kg/m2), or adults who are overweight (BMI ≥27 kg/m2) with at least one weight-related co-morbid condition. Enrolled patients were evenly randomized to one of six dosing arms or placebo. The primary endpoint of the study was the percent change in body weight from baseline after 13 weeks of treatment, while secondary and exploratory endpoints evaluated a range of additional safety and efficacy measures.

Conference Call

Management will host a conference call to discuss top-line results from the company’s Phase 2 VENTURE-Oral Dosing trial today at 8:00 am Eastern. To participate in the conference call, please dial (844) 850-0543 from the U.S. or (412) 317-5199 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until August 26, 2025, by dialing (877) 344-7529 from the U.S. or (412) 317-0088 from outside the U.S. and entering conference ID # 2377127. Those interested in listening to the conference call live via the internet may do so by visiting the Webcasts page of Viking’s website at http://ir.vikingtherapeutics.com/webcasts. An archive of the webcast will also be available on the Webcasts page of Viking’s website for 30 days.

About GLP-1 and Dual GLP-1/GIP Agonists

Activation of the glucagon-like peptide 1 (GLP-1) receptor has been shown to decrease glucose, reduce appetite, lower body weight, and improve insulin sensitivity in patients with type 2 diabetes, obesity, or both. Semaglutide is a GLP-1 receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Ozempic®, Rybelsus®, and Wegovy®. More recently, research efforts have explored the potential co-activation of the glucose-dependent insulinotropic peptide (GIP) receptor as a means of enhancing the therapeutic benefits of GLP-1 receptor activation. Tirzepatide is a dual GLP-1/GIP receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Mounjaro® and Zepbound®.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel first-in-class or best-in-class therapies for the treatment of metabolic and endocrine disorders. Viking's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives. Viking's clinical programs include VK2735, a novel dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors for the potential treatment of various metabolic disorders. The company is evaluating its subcutaneous formulation of VK2735 in a Phase 3 obesity program that includes two Phase 3 clinical trials (VANQUISH-1 and VANQUISH-2). Data from a Phase 1 and a Phase 2 trial evaluating subcutaneous VK2735 demonstrated an encouraging safety and tolerability profile as well as positive signs of clinical benefit. Concurrently, the company is evaluating an oral formulation of VK2735 in a Phase 2 trial in obesity. Viking is also developing VK2809, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of lipid and metabolic disorders. The compound successfully achieved both the primary and secondary endpoints in a Phase 2b study for the treatment of biopsy-confirmed non-alcoholic steatohepatitis (NASH) and fibrosis. In a Phase 2a trial for the treatment of non-alcoholic fatty liver disease (NAFLD) and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content compared with patients who received placebo. The company’s newest program is evaluating a series of internally developed dual amylin and calcitonin receptor agonists (or DACRAs) for the treatment of obesity and other metabolic disorders. In the rare disease space, Viking is developing VK0214, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the potential treatment of X-linked adrenoleukodystrophy (X-ALD). In a Phase 1b clinical trial in patients with the adrenomyeloneuropathy (AMN) form of X-ALD, VK0214 was shown to be safe and well-tolerated, while driving significant reductions in plasma levels of very long-chain fatty acids (VLCFAs) and other lipids, as compared to placebo.

For more information about Viking Therapeutics, please visit www.vikingtherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, Inc., under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements about Viking's expectations regarding its clinical and preclinical development programs, anticipated timing for reporting clinical data and cash resources. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to:

risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK2735, VK0214, VK2809, and the company's other incretin receptor agonists; risks that prior clinical and preclinical results may not be replicated; risks regarding regulatory requirements; and other risks that are described in Viking's most recent periodic reports filed with the Securities and Exchange Commission, including Viking's Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Viking disclaims any obligation to update these forward-looking statements except as required by law.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

Chief Financial Officer

858-704-4672

gzante@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com